Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements of Taoping Inc. (the “Company”) on Form S-8 (No. 333-211363, No. 333-256600 and No. 333-283697) and on Form F-3 (No. 333-262181 and No. 333-288404) of our report dated April 30, 2026, relating to the Company’s consolidated financial statements as of December 31, 2025 and 2024, and for the three years period ended December 31, 2025, which appears in this Annual Report on Form 20-F of the Company for the year ended December 31, 2025.

/s/ PKF Littlejohn LLP

London, United Kingdom

April 30, 2026